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As filed with the Securities and Exchange
Commission on November 1, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12
United Natural Foods, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED NATURAL FOODS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 6, 2007

Dear Stockholder:

        You are hereby cordially invited to attend the 2007 Annual Meeting of Stockholders of United Natural Foods, Inc., which will be held on Thursday, December 6, 2007 at 10:00 a.m. (local time) at our Western Region headquarters located at 1101 Sunset Boulevard, Rocklin, California 95765, and any adjournments or postponements of the annual meeting. For your convenience, we are offering a live webcast of the annual meeting at the Investor Relations section of our website at www.unfi.com.

        We are holding the annual meeting for the following purposes:

    1.
    To elect three members to our Board of Directors to serve as Class II directors, each for a term of three years.

    2.
    To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 2, 2008.

    3.
    To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

        These matters are more fully described in the attached proxy statement, which is made a part of this notice. We are not aware of any other business to be transacted at the annual meting.

        Only stockholders of record on our books at the close of business on Tuesday, October 9, 2007 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices located at 260 Lake Road, Dayville, Connecticut 06241, and will also be available at the annual meeting. If you would like to view the stockholder list, please call our Investor Relations Department at (860) 779-2800 to schedule an appointment.

        A copy of our 2007 Annual Report to Stockholders, which contains our consolidated financial statements for the fiscal year ended July 28, 2007, and other information of interest to stockholders, accompanies this notice and the attached proxy statement.

                      By Order of the Board of Directors,
                      Thomas B. Simone,
                       Chair of the Board

November 1, 2007

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

UNITED NATURAL FOODS, INC.
260 Lake Road
Dayville, Connecticut 06241

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 6, 2007

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of United Natural Foods, Inc., for use at the 2007 Annual Meeting of Stockholders to be held on Thursday, December 6, 2007 at 10:00 a.m. (local time) at our Western Region headquarters located at 1101 Sunset Boulevard, Rocklin, California 95765, and any adjournments or postponements of the annual meeting. The Board of Directors is soliciting proxies for the purposes set forth in the accompanying "Notice of Annual Meeting of Stockholders." We will bear the cost of soliciting the proxies.

Record Date and Share Ownership

        Only stockholders of record on our books at the close of business on Tuesday, October 9, 2007 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. As of the close of business on October 9, 2007, we had 42,830,677 shares of common stock outstanding. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the annual meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended July 28, 2007, will be mailed to stockholders of record on or about November 1, 2007.

        We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended July 28, 2007, as filed with the Securities and Exchange Commission (the "SEC"), without exhibits. Please address all such requests to the attention of Lisa N'Chonon, Corporate Controller, United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241. Exhibits will be provided upon written request to Ms. N'Chonon and payment of an appropriate processing fee.

Submitting and Revoking Your Proxy

        If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

  •
  FOR the election of Gordon D. Barker, Gail A. Graham and Thomas B. Simone as Class II directors; and

  •
  FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 2, 2008.

        If other matters come before the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received any notice of other matters that may properly be presented at the annual meeting. You may revoke your proxy at any time prior to the start of the annual meeting by delivering written instructions to our corporate secretary at 260 Lake Road, Dayville, Connecticut 06241. Attendance at the annual meeting will not itself be deemed to revoke your proxy unless you give notice at the annual meeting that you intend to revoke your proxy and vote in person.

        If you hold shares of common stock in a stock brokerage account or through a bank, trust or other fiduciary or nominee, you are considered to be the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee. You may not vote directly any shares held in street name; however, as the beneficial owner of the shares, you have the right to direct your broker or nominee on how to vote your shares.

        If you participate in our Employee Stock Ownership Plan (the "ESOP"), the enclosed proxy card will serve as a voting instruction for Mr. Robert Huckins, the trustee of the ESOP. If Mr. Huckins does not receive voting instructions for your shares, he will vote your shares in the same proportion as other ESOP participants' shares for which voting instructions have been received. You must submit your voting instructions to Mr. Huckins by the close of business on December 4, 2007 to allow him time to receive your voting instructions. Mr. Huckins will vote unallocated shares of common stock in the ESOP in the same proportion as participants have directed the trustee to vote their allocated shares of common stock.

        If you participate in the United Natural Foods, Inc. Stock Fund through our 401(k) savings plan, the enclosed proxy card will serve as a voting instruction for Fidelity Management Trust Company ("Fidelity"), the trustee of the plan. If Fidelity does not receive voting instructions for your shares, it will vote your shares in the same proportion as other plan participants' shares for which voting instructions have been received. You must submit your voting instructions to Fidelity by the close of business on December 4, 2007 to allow it time to receive your voting instructions.

        In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

        If you hold shares in street name and you would like to attend the annual meeting, you must bring to the meeting proof of stock ownership, such as an account statement from your broker or nominee which confirms that you are the beneficial owner of those shares. If you would like to vote in person at the annual meeting and you hold your shares in street name, you must bring a proxy letter issued by your broker or nominee to vote your shares in person at the meeting.

Votes Required

        Presence in person or by proxy of a majority of the shares of common stock outstanding on October 9, 2007, the record date for the annual meeting, will be required for a quorum. Shares of common stock present in person or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the annual meeting.

        Each nominee for director will be elected as a director if a majority of the votes cast at the annual meeting (whether in person or by proxy) with respect to that nominee are "FOR" the election of the nominee; provided that if the number of nominees exceeds the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at the annual meeting and entitled to vote on the election of directors. If a nominee who already serves as a director is not elected, that director must offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee of our Board of Directors will make a recommendation to the Board on whether to accept or reject the director's resignation, or whether other action should be taken. The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and voting on the matter is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2008.

        Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast, although such votes will count for quorum purposes.

Webcast of Annual Meeting

        We are pleased to offer a webcast of the annual meeting. If you choose to participate in the annual meeting by means of the webcast, go to the Investor Relations section of our website at www.unfi.com shortly before the annual meeting is scheduled to begin and follow the instructions provided. The conference call dial-in number is (303) 262-2138. You will be able to participate in the annual meeting by submitting questions directly from the broadcast site. However, you will not be able to vote your shares of common stock during the webcast. If you plan to listen to the webcast, please return the enclosed proxy by December 4, 2007 so that the persons named as proxies can vote the shares represented by your proxy in accordance with your instructions at the annual meeting.

Householding

        We have adopted a procedure for stockholders whose shares are held in street name called "householding," pursuant to which stockholders of record who have the same address and the same last name will receive only one copy of our proxy statement and our Annual Report to Stockholders, unless one or more of these stockholders notifies us that they wish to continue receiving multiple copies. This procedure provides extra convenience for stockholders and a cost savings for us. Currently, we are not providing householding to stockholders whose shares are registered in their name.

        If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and Annual Report to Stockholders, or if your shares are held in street name and you are receiving multiple copies of our proxy statement and Annual Report to Stockholders and wish to receive only one, please notify your bank, broker, trust or other holder of record. For more information, please contact our corporate secretary at 260 Lake Road, Dayville, Connecticut 06241.

        Stockholders who participate in householding will continue to receive separate proxy cards.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of October 9, 2007 by (i) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each member of our Board of

Directors, (iii) our executive officers named in the Summary Compensation Table below and (iv) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage Ownership(2)
FMR Corp.	4,906,000	11.5%
Employee Stock Ownership Trust(3)	2,756,598	6.4%
Munder Capital Management	2,443,966	5.7%
Daniel V. Atwood(4)	303,048	0.7%
Thomas B. Simone(5)	154,600	0.4%
Michael S. Funk(6)	121,411	0.3%
Gordon D. Barker(7)	88,117	0.2%
James P. Heffernan(9)	66,117	0.2%
Richard Antonelli(8)	63,752	0.1%
Michael D. Beaudry(11)	35,359	0.1%
Mark E. Shamber(14)	32,142	0.1%
Thomas Dziki(15)	30,450	0.1%
Gary A. Glenn(12)	26,732	0.1%
Joseph M. Cianciolo(10)	26,117	0.1%
Gail A. Graham(16)	19,617	0.0%
Randle E. Lindberg(13)	14,809	0.0%
Peter Roy(17)	13,133	0.0%
All executive officers and directors, as a group (14 persons)(18)	995,404	2.3%

(1)
The address for each listed director and officer is c/o United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241. The address for the Employee Stock Ownership Trust is c/o Robert G. Huckins, Trustee, 19404 Camino Del Aguila, Escondido, CA 92025. The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109. The address for Munder Capital Management is 480 Pierce Street, Birmingham, MI 48009.

(2)
The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 9, 2007 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person or entity.

(3)
The Employee Stock Ownership Trust ("ESOT") disclaims beneficial ownership of the allocated shares of common stock in the ESOP to the extent that the beneficial ownership of such shares is attributable to participants in the ESOP.

(4)
Includes 110,250 shares of common stock issuable upon the exercise of stock options and 48,722 shares of common stock held in trust by the ESOT and allocated to Mr. Atwood under the ESOP.

(5)
Includes 106,600 shares of common stock issuable upon the exercise of stock options and 30,000 shares held by the Thomas B. Simone and Shirley A. Simone 1990 Family Trust Agreement, as amended April 7, 1998, of which Mr. Simone and his wife are co-trustees.

(6)
Includes 74,550 shares of common stock issuable upon the exercise of stock options and 861 shares of common stock held in trust by the ESOT and allocated to Mr. Funk under the ESOP.

(7)
Includes 81,733 shares of common stock issuable upon the exercise of stock options.

(8)
Includes 46,000 shares of common stock issuable upon the exercise of stock options and 3,052 shares of common stock held in trust by the ESOT and allocated to Mr. Antonelli under the ESOP.

(9)
Includes 57,733 shares of common stock issuable upon the exercise of stock options.

(10)
Includes 17,733 shares of common stock issuable upon the exercise of stock options and 2,000 shares of common stock held for the benefit of Mr. Cianciolo in an individual retirement account.

(11)
Includes 19,250 shares of common stock issuable upon the exercise of stock options, the equivalent of 583 shares of common stock allocated to Mr. Beaudry under the United Natural Foods, Inc. 401(k) plan's United Natural Foods, Inc. Stock Fund, and 2,926 shares of common stock held in trust by the ESOT and allocated to Mr. Beaudry under the ESOP.

(12)
Consists of 15,750 shares of common stock issuable upon the exercise of stock options, and 2,582 shares of common stock held in trust by the ESOT and allocated to Mr. Glenn under the ESOP.

(13)
Includes 2,500 shares of common stock issuable upon the exercise of stock options.

(14)
Includes 16,250 shares of common stock issuable upon the exercise of stock options, the equivalent of 386 shares of common stock allocated to Mr. Shamber under the United Natural Foods, Inc. 401(k) plan's United Natural Foods, Inc. Stock Fund, and 1,106 shares of common stock held in trust by the ESOT and allocated to Mr. Shamber under the ESOP.

(15)
Includes 17,250 shares of common stock issuable upon the exercise of stock options, the equivalent of 914 shares of common stock allocated to Mr. Dziki under the United Natural Foods, Inc. 401(k) plan's United Natural Foods, Inc. Stock Fund, and 1,370 shares of common stock held in trust by the ESOT and allocated to Mr. Dziki under the ESOP.

(16)
Consists of 12,733 shares of common stock issuable upon the exercise of stock options.

(17)
Consists of 1,333 shares of common stock issuable upon the exercise of stock options.

(18)
Includes 579,665 shares of common stock issuable upon the exercise of stock options, the equivalent of 1,883 shares of common stock allocated to executive officers under the United Natural Foods, Inc. 401(k) plan's United Natural Foods, Inc. Stock Fund, and 60,910 shares of common stock held in trust by the ESOT and allocated to executive officers under the ESOP.

CORPORATE GOVERNANCE

        We are committed to maintaining strong corporate governance practices and principles. We have closely monitored the recent developments relating to the corporate governance of public corporations and our Board of Directors has consulted with our legal counsel and independent registered public accounting firm to evaluate our current corporate governance and other practices in light of these developments. Our policies and practices reflect corporate governance initiatives that are compliant with the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the listing standards of the NASDAQ Stock Market ("NASDAQ"). For example:

  •
  The Board of Directors has adopted clear corporate governance policies;

  •
  A majority of the members of our Board of Directors are independent;

  •
  All members of the key Board committees—the Audit Committee, the Compensation Committee and the Nominating and Governance Committee—are independent;

  •
  The independent members of the Board of Directors meet regularly without the presence of management;

  •
  We have designated an independent director to serve as our "Lead Independent Director" to coordinate the activities of the other independent members of our Board of Directors;

  •
  We have a clear code of business conduct and ethics that applies to our principal executive officers and all members of our finance department, including our principal financial officer and principal accounting officer;

  •
  The charters of the committees of the Board of Directors clearly establish their respective roles and responsibilities; and

  •
  The Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters..

        In addition, as discussed under "PROPOSAL 1—ELECTION OF DIRECTORS—Adoption of Majority Vote Standard for Election of Directors," in September 2007, we amended our Bylaws to provide for a majority voting standard for uncontested elections of directors and the Nominating and Governance Committee of our Board of Directors approved amendments to the Committee's charter to implement the majority voting standard for directors. The amendments to the Nominating and Governance Committee's charter establish the procedures for the Nominating and Governance Committee's deliberations regarding whether to accept an offer by a nominee for director to resign from the Board if that nominee has not been re-elected to the Board. A copy of the amended charter of the Nominating and Governance Committee is attached to this proxy statement as Appendix A.

        We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives. The corporate governance page can be found at www.unfi.com, by clicking on "Investor Relations" and then "Corporate Governance."

Director Independence

        Our Board of Directors has determined that a majority of the members of our Board are "independent directors," as defined in rules governing the listing of our common stock on NASDAQ. For a director to be considered independent, the Board must affirmatively determine that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence, which questionnaires are reviewed by our Nominating and Governance Committee. The Board, upon the recommendations of the Nominating and Governance Committee, has determined that our independent directors are Mr. Barker, Mr. Cianciolo, Ms. Graham, Mr. Heffernan, Mr. Roy and Mr. Simone.

        All members of the Audit, Compensation and Nominating and Governance Committees of our Board must be independent directors under NASDAQ listing standards and, with respect to Audit Committee members, Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the SEC's rules thereunder. In addition, the charter of the Finance Committee of our Board of Directors requires that Committee to consist of not less than two independent directors. Each member of the Compensation Committee and each independent director on the Finance Committee must also be both a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), in accordance with each Committee's respective charter.

Lead Independent Director

        The Board has created the position of Lead Independent Director. In accordance with the charter of the Nominating and Governance Committee, the Lead Independent Director must be an independent director, and is responsible for coordinating the activities of the other independent directors and for performing such other duties and responsibilities as the Board may determine from time to time, including:

  •
  Assisting the Chair of the Board with scheduling of, and preparation of materials for, Board meetings

  •
  Serving as the Chair for executive sessions of the Board's independent directors;

  •
  Working with the Chair of the Board to ensure that the independent directors are able to effectively and responsibly perform their duties;

  •
  Recommending to the Chair of the Board the retention of advisers and consultants who report directly to the Board and the membership of various Board committees; and

  •
  Serving as a liaison between the Chair of the Board and the independent directors.

        A complete description of the duties of the Lead Independent Director is included in the amended charter of the Nominating and Governance Committee, attached to this proxy statement as Appendix A.

Committees of the Board of Directors

        Our Board of Directors currently has four standing committees: the Compensation Committee, the Audit Committee, the Nominating and Governance Committee and the Finance Committee.

        The Compensation Committee is responsible for making recommendations concerning salaries and incentive compensation for employees and consultants, and administering and recommending grants of stock options pursuant to the 2002 Stock Incentive Plan and the Amended and Restated 1996 Stock Option Plan and grants of restricted stock and other equity incentives pursuant to the 2004 Equity Incentive Plan. The Compensation Committee's charter is available on our website, www.unfi.com. The Compensation Committee held seven meetings during fiscal 2007. The current members of the Compensation Committee are Ms. Graham and Messrs. Barker, Heffernan, Roy and Simone, each of whom is an independent director.

        The Audit Committee is responsible for monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; monitoring the independence of our independent public accountants; and monitoring the performance of our independent public accountants, management and our internal audit department. Among the Audit

Committee's duties are to review the results and scope of the audit and other services provided by our independent registered public accounting firm. The Audit Committee's charter is available on our website, www.unfi.com, and is attached to this proxy statement as Appendix B. The Audit Committee held nine meetings during fiscal 2007. The current members of the Audit Committee are Ms. Graham and Messrs. Barker, Cianciolo and Heffernan, each of whom is an independent director. The Board of Directors has determined that Joseph M. Cianciolo is an audit committee financial expert, as defined by the rules and regulations of the SEC.

        The Nominating and Governance Committee is responsible for developing, reviewing and recommending to the Board for adoption our corporate governance principles; identifying and nominating candidates for election to the Board; assessing and making recommendations to the Board regarding the size and composition of the Board and the size, composition, scope of authority, responsibilities, and reporting obligations of each Board committee; and assisting the Board in conducting performance reviews of the Board and its committees and members. The Nominating and Governance Committee's charter is available on our website, www.unfi.com, and is attached to this proxy statement as Appendix A. The Nominating and Governance Committee held three meetings during fiscal 2007. The current members of the Nominating and Governance Committee are Messrs. Barker, Cianciolo and Simone and Ms. Graham, each of whom is an independent director.

        The Finance Committee is responsible for overseeing, reviewing and making recommendations about our financial affairs and policies and evaluating merger and acquisition transactions and investment and financing transactions proposed by our management. The Finance Committee held three meetings during fiscal 2007. The current members of the Finance Committee are Messrs. Cianciolo, Funk, Heffernan, Roy and Simone, all of whom, other than Mr. Funk, are independent directors.

Board and Committee Meetings

        The Board of Directors met ten times (including by telephone conference) during the fiscal year ended July 28, 2007. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served. All of our directors attended last year's annual meeting either in person or by webcast.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Director

        We have a classified Board of Directors currently consisting of three Class I directors (Richard Antonelli, Joseph M. Cianciolo and Peter Roy), three Class II directors (Gordon D. Barker, Gail A. Graham and Thomas B. Simone), and two Class III directors (Michael S. Funk and James P. Heffernan). The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2009, 2007 and 2008, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

        The persons named in the enclosed proxy will vote to elect Gordon D. Barker, Gail A. Graham and Thomas B. Simone as Class II directors, unless your proxy is marked otherwise. Ms. Graham and Messrs. Barker and Simone are currently Class II directors.

        The Class II directors will be elected to hold office until the annual meeting of stockholders to be held in 2010 and until their successors are elected and qualified. Each nominee has indicated his or her willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe any of the nominees will be unable to serve if elected.

        For each member of the Board of Directors, including the nominees for election as Class II directors, there follows information given by each concerning his or her principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his or her age and length of service as a director:

Class/Name	Age	Position
Class I:
Richard Antonelli	50	Executive Vice President, Chief Operating Officer, President of Distribution and Director
Joseph M. Cianciolo(1)(2)(4)	68	Director and Chair of the Audit Committee
Peter Roy(3)(4)	51	Director
Class II:
Gordon D. Barker(1)(2)(3)	61	Director and Chair of the Compensation Committee
Gail A. Graham(1)(2)(3)	56	Director
Thomas B. Simone(2)(3)(4)	65	Chair of the Board, Lead Independent Director and Chair of the Nominating and Governance Committee
Class III:
Michael S. Funk(4)	53	President, Chief Executive Officer and Director
James P. Heffernan(1)(3)(4)	61	Director and Chair of the Finance Committee

(1)
Member of the Audit Committee.

(2)
Member of the Nominating and Governance Committee.

(3)
Member of the Compensation Committee.

(4)
Member of the Finance Committee.

        Richard Antonelli has served as a member of the Board of Directors since December 2003, as our Executive Vice President and Chief Operating Officer since December 2005, and as President of United Distribution since October 2004. Mr. Antonelli served as President of our Western Region from

January 2004 to October 2004, and as President of our Eastern Region from September 2002 to December 2003. Mr. Antonelli served as president of Fairfield Farm Kitchens, a Massachusetts-based custom food manufacturer, from August 2001 until August 2002. Mr. Antonelli served as our Director of Sales from April 1985 until July 2001.

        Gordon D. Barker has served as a member of our Board of Directors since September 1999. Mr. Barker serves as the Chair of the Compensation Committee and as a member of the Audit Committee and the Nominating and Governance Committee. Mr. Barker has served as a contract Chief Executive Officer for QVL Pharmacy, a privately-held entity, since January 2005. Mr. Barker has served as President of Barker Holdings, LLC since January 2004. Mr. Barker served as Chief Executive Officer of Snyder's Drug Stores, Inc. from October 1999 to March 2004. Snyder's Drug Stores, Inc. filed for Chapter 11 bankruptcy in September 2003. Snyder's emerged from this filing in March 2004. Mr. Barker has served as the principal of Barker Enterprises, an investment and consultant firm, since January 1997. Mr. Barker is a nominee to serve as a Class II director.

        Joseph M. Cianciolo has served as a member of our Board of Directors since September 1999. Mr. Cianciolo serves as Chair of the Audit Committee and as a member of the Nominating and Governance Committee and Finance Committee. Mr. Cianciolo served as the Managing Partner of KPMG LLP, Providence, Rhode Island office, from June 1990 until June 1999. Mr. Cianciolo also serves on the Board of Directors of Nortek, Inc. and Eagle Bulk Shipping, Inc.

        Michael S. Funk has served as a member of our Board of Directors since February 1996 and as our President and Chief Executive Officer since October 2005. Mr. Funk serves as a member of the Finance Committee. Mr. Funk served as Chair of our Board of Directors from January 2003 to December 2003, as Vice Chair of our Board of Directors from February 1996 until December 2002, as our Chief Executive Officer from December 1999 until December 2002 and as our President from October 1996 until December 1999. Since its inception in July 1976 until April 2001, Mr. Funk served as President of Mountain People's Warehouse, Inc., one of our wholly-owned subsidiaries.

        Gail A. Graham has served as a member of our Board of Directors since October 2002. Ms. Graham serves as a member of the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. Ms. Graham has served as the General Manager of Mississippi Market Natural Foods Cooperative, a consumer owned and controlled cooperative in St. Paul, Minnesota, since October 1999. Ms. Graham served as Vice Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1994 until October 1998 and from November 2000 until October 2002. Ms. Graham served as the Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1998 until October 2000. Ms. Graham resigned from the Board of Directors of Blooming Prairie Cooperative Warehouse in October 2002, concurrent with our purchase of the cooperative and her appointment to our Board of Directors. Ms. Graham is a nominee to serve as a Class II director.

        James P. Heffernan has served as a member of our Board of Directors since March 2000. Mr. Heffernan serves as Chair of the Finance Committee and as a member of the Audit Committee and the Compensation Committee. Mr. Heffernan has served as a Trustee for the New York Racing Association since November 1998. Mr. Heffernan served as a member of the Board of Directors of Columbia Gas System, Inc. from January 1993 until November 2000.

        Peter Roy has served as a member of our Board of Directors since June 2007. Mr. Roy is a member of the Compensation Committee and the Finance Committee. Mr. Roy is an entrepreneur and since 1999 has been a strategic advisor to North Castle Partners. In connection with his role as a strategic advisor to North Castle Partners, Mr. Roy served on the boards of Avalon Natural Products and Naked Juice Company. Additionally, Mr. Roy currently serves on the board of directors of West Marine. From

1993 to 1998, Mr. Roy served as President of Whole Foods Market, Inc and, for five years prior to that, served as President of that company's West Coast Region.

        Thomas B. Simone has served as the Chair of the Board of Directors since December 2005 and as Lead Independent Director since December 2003. Mr. Simone served as the Vice Chair of the Board of Directors from January 2003 to December 2005, as the Chair of the Board of Directors from December 1999 to December 2002 and as a member of the Board of Directors since October 1996. Mr. Simone is the Chair of the Nominating and Governance Committee and is a member of the Compensation Committee and the Finance Committee. Mr. Simone has served as Chairman, President and Chief Executive Officer of Simone & Associates, LLC and its predecessor company, each a natural and organic products and healthcare investment and consulting company, since April 1994. Mr. Simone is a nominee to serve as a Class II director.

        For information relating to the shares of our common stock owned by each of our directors, see "Stock Ownership of Certain Beneficial Owners and Management" on page 3.

Adoption of Majority Vote Standard for Election of Directors

        In September 2007, the Board of Directors approved an amendment to our Bylaws to require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (the number of shares voted "for" a director must exceed the number of votes cast "against" that director). In a contested election (an election in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a "holdover director." However, under our Bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board. The Nominating and Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board's decision or the Nominating and Governance Committee's deliberations (if the director is a member of that Committee). If a nominee who was not already serving as a director is not elected at the annual meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a "holdover director." In 2007, all nominees for election as directors are currently serving on the Board.

Nomination of Directors

        The Nominating and Governance Committee reviews the qualifications of every person recommended as a nominee to our Board of Directors to determine whether the recommended nominees are qualified to serve on the Board. The Nominating and Governance Committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the Nominating and Governance Committee does evaluate recommended nominees based on their integrity, judgment, independence, financial and business acumen, relevant experience, their ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors. Following this evaluation, the Nominating and Governance Committee will make recommendations for membership on the Board of Directors and review such recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

        For a stockholder to submit a candidate for the consideration of the Nominating and Governance Committee, a stockholder must notify our corporate secretary. To make a recommendation for director nomination in advance of the next annual meeting, a stockholder must notify our corporate secretary not less than 60 days nor more than 90 days prior to the 2008 Annual Meeting of Stockholders, provided that in the event that less than 70 days notice or prior public disclosure of the date of the 2008 Annual Meeting of Stockholders is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The notice must include the information specified in our Bylaws, including the following: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of our shares which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person's written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of our shares which are beneficially owned by such stockholder. We may require any proposed nominee to furnish such other information as may be reasonably required by the Nominating and Governance Committee to determine the eligibility of such proposed nominee to serve as a member of the Board of Directors.

Notices should be sent to:

Mr. Daniel V. Atwood, Secretary
United Natural Foods, Inc.
260 Lake Road, P.O. Box 999
Dayville, CT 06241-0999

Communication with the Board of Directors

        Our stockholders may communicate directly with our Board of Directors. All communications should be in written form and directed to our corporate secretary at the following address:

Mr. Daniel V. Atwood, Secretary
United Natural Foods, Inc.
260 Lake Road, P.O. Box 999
Dayville, CT 06241-0999

        Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Board of Directors. Each communication intended for the Board of Directors and received by the corporate secretary that is related to our operation and is relevant to a specific director's service on the Board of Directors will be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Non-employee Director Compensation

        Each year, our Board of Directors and the Compensation Committee of the Board review and determine compensation for our non-employee directors. The components of our non-employee director compensation are cash fees and awards of stock options and shares of restricted common stock. The Compensation Committee and our Board believe that compensation should fairly compensate non-employee directors for work required in a company of our size and scope and that compensation should align the non-employee directors' interests with the long-term interest of our stockholders. Our non-employee director stock ownership guidelines, which are discussed in greater detail below, also are designed to align the interests of our non-employee directors with those of our stockholders. Employee directors do not receive any compensation for their Board service.

Fees

        Each non-employee director receives $2,200 for attendance at each meeting of the Board of Directors and $1,100 for attendance at each telephonic meeting of the Board of Directors. Each member of the Compensation, Finance and Nominating and Governance Committees of the Board of Directors receives $1,100 for attendance at each meeting of the applicable committee. Members of the Audit Committee of the Board of Directors receive $1,700 for attendance at each meeting of the Audit Committee. Additionally, the chairs of the Compensation, Finance and Nominating and Governance Committees each receive an annual retainer of $8,000. The chair of the Audit Committee receives an annual retainer of $15,000. Each director is reimbursed for expenses incurred in connection with his or her attendance at meetings of the Board of Directors and its committees. Additionally, the Chair of the Board and Lead Independent Director receives an annual retainer of $75,000 and each other non-employee director receives an annual retainer of $30,000.

Stock Options and Restricted Stock

        In the fiscal year ended July 28, 2007, current non-employee directors received an annual grant of (i) an option to purchase 2,660 shares of common stock and (ii) 3,192 shares of restricted common stock for their participation on the Board of Directors. One-third of the annual option grant vested immediately, and the remaining two-thirds vest in equal annual installments over a two-year period from the date of grant. The options have an exercise price equal to the closing price of our common stock on NASDAQ on the grant date. One-third of the annual restricted stock grant vested immediately, and the remaining two-thirds vest in equal annual installments over a two-year period from the grant date. The Chair of the Board and Lead Independent Director does not receive a stock option grant and instead receives an annual grant of 9,000 shares of restricted common stock, with a vesting schedule consistent with the vesting of the restricted stock grants to other non-employee directors. Additionally, during fiscal 2007, we appointed a new director to the Board who received an initial grant of (i) an option to purchase 4,000 shares of common stock and (ii) 4,800 shares of restricted stock, with a vesting schedule consistent with the vesting of the option and restricted stock grants to other non-employee directors.

Deferred Compensation

        Our non-employee directors are eligible to participate in the United Natural Foods Deferred Compensation Plan and the United Natural Foods Deferred Stock Plan (collectively the "Deferral Plans"). The Deferral Plans are nonqualified deferred compensation plans which are administered by the Compensation Committee. Under the Deferred Compensation Plan, each non-employee director participant may elect to defer a minimum of $1,000 and a maximum of 100% of the director fees earned by such participant in a fiscal year. Under the Deferred Stock Plan, each non-employee director participant may elect to defer between 0% and 100% of such director's restricted stock award compensation and gains on stock option award compensation earned in a fiscal year. For fiscal 2007, four of our non-employee directors elected to participate in the Deferral Plans.

        The Deferral Plans were established to provide participants with the opportunity to defer the receipt of all or a portion of their compensation, including restricted stock grants and gains on stock options. Under the Deferral Plans, only the payment of the compensation earned by each such participant is deferred and there is no deferral of the expense in our financial statements related to the participants' earnings; the Company records the related compensation expense in the year in which the compensation is earned by the participants.

        For the first five months of fiscal 2007, deferrals under the Deferred Compensation Plan earned interest at the overnight national five-year certificate of deposit rate, as reported by bankrate.com (as captured on the first and last business date of each quarter and averaged) plus 3%. As of January 1,

2007, participants were given the ability to choose among 10 different mutual funds within this plan. This change was made in order to provide participants with investment options similar to those offered through the Company's 401(k) plan. Deferrals under the Deferred Stock Plan are credited or debited by amounts determined based on the performance of the United Natural Foods, Inc. Stock Fund. The United Natural Foods, Inc. Stock Fund (the "Stock Fund") is a fund into which our employees may contribute amounts deferred under our 401(k) plan in order to purchase shares of the Company's common stock and certain short-term investments. The performance of the Stock Fund is based upon the performance of our common stock and, to a lesser extent, the performance of the short-term investments held in the Stock Fund.

        The following table summarizes the 2007 compensation provided to all persons who served as non-employee directors during our fiscal year 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation	Total($)
Gordon D. Barker	$79,700	$78,222	$19,209		$177,131
Joseph M. Cianciolo	$84,500	$78,222	$19,209		$181,931
Gail A. Graham	$72,800	$78,222	$19,209		$170,231
James P. Heffernan	$83,000	$78,222	$19,209		$180,431
Peter Roy(4)	$21,600	$6,617	$1,576		$29,792
Thomas B. Simone	$113,800	$220,640	$—		$334,440

(1)
This column reports the amount of cash compensation earned in fiscal 2007 for Board and committee service.

(2)
This column represents the dollar amount recognized by us for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of restricted stock granted in fiscal 2007 as well as in prior fiscal years in accordance with SFAS 123(R). Fair value is initially calculated using the closing price of United Natural Foods' common stock on the date of grant. The following directors had outstanding restricted stock awards at July 28, 2007: Mr. Barker, Mr. Cianciolo, Ms. Graham and Mr. Heffernan (3,192 shares each), Mr. Roy (4,800 shares) and Mr. Simone (9,000 shares). Ms. Graham and Messrs. Barker, Cianciolo and Heffernan were each granted an award of 3,192 shares of restricted stock on December 6, 2006, each with a grant date fair value of $116,827. Mr. Roy was granted an award of 4,800 shares of restricted stock on June 25, 2007 with a grant date fair value of $130,704. Mr. Simone was granted an award of 9,000 shares of restricted stock on December 6, 2006 with a grant date fair value of $329,400.

(3)
This column represents the dollar amount recognized by us for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted in fiscal 2007 as well as in prior fiscal years. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS 123(R). The fair value of the stock option granted to Mr. Roy on June 25, 2007 was $7.80 per share, based on assumptions of 3.0 years expected life, expected volatility of 33.3%, expected dividend yield of 0.0%, and a risk free rate of 4.92%. The fair value of each stock option granted to all other non-employee directors on December 6, 2006 was $10.58 per share, based on assumptions of 3.0 years expected life, expected volatility of 34.6%, expected dividend yield of 0.0%, and a risk free rate of 4.48%. The grant date fair value of Mr. Roy's option award during 2007 was $31,199. We ceased granting stock options to Mr. Simone in fiscal 2004. The grant date fair value of stock options granted to each of Ms. Graham and Messrs. Barker, Cianciolo and Heffernan during fiscal 2007 was $28,133. At July 28, 2007, the number of shares of common stock underlying the outstanding option awards held by our non-employee directors was as follows: Mr. Barker (82,620 shares), Mr. Cianciolo (18,620 shares), Ms. Graham (13,620 shares), Mr. Heffernan (58,620 shares), Mr. Roy (4,000 shares) and Mr. Simone (106,600 shares).

(4)
Mr. Roy began his tenure as a non-employee director in June 2007.

Stock Ownership Requirement

        All non-employee directors are required to hold shares of stock in the Company in an amount that is determined in accordance with a formula based upon the compensation expense recorded by the Company in connection with annual equity grants to our non-employee directors. We make grants of restricted stock under our 2004 Equity Incentive Plan and stock option grants under our 2002 Stock Incentive Plan. The minimum share ownership level for each non-employee director is equal to 50% of the number of shares that would have been covered by a stock option grant under the 2002 Stock Incentive Plan with an equal compensation expense to that of the director's combined equity grants under the 2004 Equity Incentive Plan and the 2002 Stock Incentive Plan for the prior fiscal year. Non-employee directors who served on the Board in or prior to fiscal 2004, when this requirement was instituted by the Board, were required to attain this level of stock ownership within three years. Non-employee directors who were elected or appointed to the Board after fiscal 2004 are required to attain this level of stock ownership within five years following their election or appointment to the Board. In either case, once attained, each non-employee director is required to maintain this level of stock ownership for as long as the director serves on the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

        Our executive compensation program for the executive officers listed in the summary compensation table included in this proxy statement (the "Named Executive Officers") is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to motivate our executive talent, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the levels that are deemed necessary to ensure our success. The program is also designed to reinforce a sense of ownership in the Company, urgency with respect to meeting deadlines and overall entrepreneurial spirit and to link rewards to measurable corporate and individual performance metrics. In applying these principles we seek to integrate compensation programs with our short and long-term strategic plans and to align the interests of the Named Executive Officers with the long-term interests of stockholders through equity award opportunities.

Administration of our Compensation Program

        The compensation program for our Named Executive Officers is administered by the Compensation Committee and is reviewed on an annual basis to ensure that remuneration levels and benefits adequately incentivize our Named Executive Officers to perform at high levels, are competitive with compensation provided to similarly situated executive officers of companies with which we compete for executive talent, are reasonable in light of our corporate performance and continue to achieve the goals described under "Compensation Philosophy" above. The components of our compensation program are (a) base compensation or salary; (b) discretionary annual bonus; (c) the grant of equity awards in the form of stock options and shares of restricted stock; and (d) other compensation and employee benefits generally available to all of our employees.

        Neither we nor our Compensation Committee retained a compensation consultant to review policies and procedures with respect to executive compensation or to advise the Company on compensation matters in fiscal 2007. Although we do not set compensation levels for our Named Executive Officers based solely on benchmarking, we do seek to provide salary, incentive compensation opportunities and employee benefits that are competitive within the natural products industry and within the geographic labor markets in which we compete for executive talent.

Determining Named Executive Officer Compensation

        We view the four components of our compensation program as related because they are each designed to achieve the goals of our compensation philosophy, but distinct in that we believe the attainment by a Named Executive Officer of a significant amount of compensation from one component of compensation should not negate or reduce compensation from other components if relevant performance goals have been met. We determine the appropriate level for each compensation component based on a number of factors, including survey data regarding compensation practices of companies with whom we believe we compete for executive talent; our recruiting and retention goals; our corporate performance, measured primarily by operating income as a percentage of net sales; our view of internal equity and consistency in the compensation of similarly situated employees within the Company; and attainment by the Named Executive Officers of individual performance goals. Our Compensation Committee has not adopted any formal policies or guidelines for allocating compensation between short-term and long-term compensation or, with respect to short-term compensation, between cash and non-cash compensation. However, our Compensation Committee's philosophy, generally, is that cash compensation should comprise a greater portion of the Named Executive Officers' total compensation than should equity-based compensation. Because our Named Executive Officers' total compensation generally is at or below the median total compensation within the Comparison Group, through 2007 it has been the Compensation Committee's belief that it is appropriate for cash compensation to comprise a larger portion of total compensation than does equity- based compensation. This ensures that the Named Executive Officers' total compensation is not less than total compensation of the lowest quartile of Comparison Group companies in the event that the Company's stock does not perform as well as expected and offers the opportunity for our Named Executive Officers' total compensation to exceed the median due to superior performance of the Company's stock. The Compensation Committee also believes that the portion of the Named Executive Officers' compensation that consists of equity-based grants should serve to align our Named Executive Officers' interests with those of our stockholders because the Named Executive Officers are rewarded for corporate performance over time. The Compensation Committee, with the assistance of a compensation consultant, is in the process of reassessing its position with respect to the relative portion of our Named Executive Officers' total compensation comprised by equity awards and cash.

Role of Management in Executive Compensation

        Mr. Funk, our President and Chief Executive Officer, and Mr. Shamber, our Chief Financial Officer, provide the Compensation Committee with an assessment of the performance of the Company and of other executive officers, and make recommendations for the compensation of other executive officers based on our corporate performance. Mr. Funk and Mr. Shamber also provide input on one another's individual performance. Specifically, in the process of setting fiscal 2007 compensation levels for our Named Executive Officers, Mr. Funk and Mr. Shamber presented a measure of operating income as a percentage of net sales, adjusted for certain specific exclusions, to the Compensation Committee. Examples of exclusions from operating income are losses on sales of facilities, losses on reclassification of facilities to held-for-sale, lease termination expenses, start-up costs related to significant new business, and other events that are considered non-recurring. The Compensation Committee uses this information as well as qualitative factors, to determine the percentage of target bonuses to be obtained by each Named Executive Officer as well as year over year increases in overall compensation levels. The Compensation Committee believes that this is an appropriate measure of the Company's performance and that it is meaningful in determining compensation because this measurement is consistent with our long-term stated objective of achieving a 4% operating margin. The Compensation Committee makes all decisions with respect to the compensation of our Chief Executive Officer and other executive officers. No executive officer makes any decision on any element of his or her own compensation.

Tax Deductibility of Compensation

        We attempt to ensure that both cash and equity components of the Named Executive Officers' total compensation are tax deductible for the Company, to the maximum extent possible, by the use of stockholder-approved plans that are intended to comply, to the extent practicable, with Section 162(m) of the Code. However, our cash-based incentive plan is not stockholder approved and therefore an award made under that plan to our Chief Executive Officer or any of our other three highest paid executive officers would not be deductible by the Company to the extent that the officer's total compensation for the fiscal year in which the award was made exceeded $1,000,000. The Compensation Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on our executive compensation programs.

Components of our Compensation Program

        Our Named Executive Officer compensation program currently has four primary components: (a) base compensation or salary; (b) discretionary annual bonus; (c) the grant of equity awards in the form of stock options and shares of restricted stock; and (d) other compensation (including perquisites)

and employee benefits generally available to all of our employees, such as participation in the Company's 401(k) plan and ESOP.

Base Salary

        Base salaries for our Named Executive Officers, other than Mr. Funk, are established based on the scope of their respective responsibilities, taking into account competitive market compensation paid by other companies for individuals in similar positions. We engaged Pearl Meyer and Partners to conduct a compensation survey in 2004 and have based compensation decisions on that survey through fiscal 2007. Generally, however, we have increased our Named Executive Officers' base salaries since that time because of growth in our total revenues and net income. Companies in our survey group included Del Monte Foods, Hain Celestial Group, Inc., Nash Finch Company, Whole Foods Market, Inc. and Wild Oats Markets, Inc. (the "Comparison Group"). The Comparison Group was chosen because of a number of factors, including geographic location, position in the natural products industry or related industries, market capitalization and revenues. We believe that the Comparison Group remains appropriate and relevant for purposes of benchmarking compensation for fiscal 2007 because the companies included in the Comparison Group are generally consistent with companies selected for comparison in a compensation study used to assess compensation levels for fiscal 2008. Generally, in line with our compensation philosophy, we believe that Named Executive Officers' base salaries should be targeted in the second quartile (i.e. 26% to 50%) of the range for officers in like positions with similar responsibilities in the Comparison Group companies. Adjustments to this target are made based on experience, time in a specific position and service to the Company. We fix Named Executive Officer base compensation at levels which we believe enable us to hire and retain individuals in a competitive environment and to reward satisfactory performance, based upon prior contributions to our overall business goals. Base salaries are generally reviewed annually, but may be adjusted from time to time to realign salaries with market levels, taking into account the Named Executive Officer's responsibilities, performance and experience. In reviewing base salaries, we consider several factors, including cost of living increases, levels of responsibility, experience, a comparison to base salaries paid for comparable positions by companies in our Comparison Group, as well as our own base salaries for other executives, and achievement of corporate and individual performance goals. The annual review usually occurs in the first quarter of each fiscal year and has been completed for fiscal 2007.

        Base salaries for our Named Executive Officers, other than Mr. Funk, increased in fiscal 2007 from salaries paid for fiscal 2006. Mr. Funk's base salary remained the same in fiscal 2007 as in fiscal 2006. Generally, the increases in base salaries were the result of the Company's performance in 2006. In addition, each of Mr. Shamber's and Mr. Beaudry's base salary increased in fiscal 2007 from that paid for fiscal 2006 as a result of 2007 being Mr. Shamber's first full fiscal year serving as our Chief Financial Officer and Mr. Beaudry's first full fiscal year serving as our President of the Eastern Region.

Discretionary Bonus

        We provide incentive compensation to our Named Executive Officers in the form of cash bonuses based on individual and Company-wide financial and operational performance and/or results, consistent with our emphasis on maintaining a pay-for-performance incentive program. We generally utilize cash bonuses to reward performance achievements for the time horizon of one year or less. The factors considered by the Compensation Committee in setting cash bonus amounts vary depending on the individual executive, but relate generally to strategic factors such as sales, operating performance, operating margins and profitability. For fiscal 2007, bonus amounts were determined based upon:

  •
  the Compensation Committee's review of a measure based on operating income as a percentage of net sales adjusted for certain specific exclusions, such as losses on sales of facilities, losses on reclassification of facilities to held-for-sale, lease termination expenses, start-up costs related to significant new business, and other events that are considered non-recurring, either for a specific division or the Company as a whole, as appropriate, for the particular Named Executive Officer;

  •
  the Compensation Committee's consideration of other factors applicable to each Named Executive Officer, for example, how Company activities in the fiscal year, including the opening of new facilities within a region or the impact of acquisitions, may have affected operating income as a percentage of net sales; and

  •
  the Named Executive Officer's achievement of individual performance goals. Individual performance goals are developed by each Named Executive Officer and are presented to the Compensation Committee for consideration. The Compensation Committee may accept the Named Executive Officer's proposed performance goals or modify the goals in its discretion. Individual goals may include operational initiatives such as contract or new business negotiation and implementation, division specific growth rates, personnel recruitment and development, completion of acquisition related matters and/or successful implementation of cost reduction initiatives.

        With respect to Company-based performance goals, the Compensation Committee believes that a measure based on operating income as a percentage of net sales, whether for a specific division or the Company as a whole, is an appropriate measure of the Company's performance and that it is meaningful in determining compensation because this measurement is consistent with our long-term stated objective of achieving a 4% operating margin. We do not believe that this performance goal is easily attainable by our Named Executive Officers.

        The targeted bonus amounts for our Named Executive Officers are determined as a percentage of base salary, generally 50% to 60%. We believe that bonus amounts that range between 50% and 60% of our Named Executive Officers' base salaries helps implement our overall compensation philosophy that our Named Executive Officers' total compensation should be targeted at approximately the second quartile (i.e. 26% to 50%) of the range for officers in like positions with similar responsibilities in the Comparison Group companies. As described below, the payment of all or any portion of the targeted bonus amounts is within the discretion of the Compensation Committee, based on its analysis of the factors described above. Mr. Funk, our President and Chief Executive Officer, does not receive an annual cash bonus, but instead may receive a grant of restricted stock as discussed under "Long-term Incentive Program," below.

        For each other Named Executive Officer, the actual amount of the annual cash bonus is determined and paid in two installments. In the third quarter of each fiscal year, the Compensation Committee reviews each Named Executive Officer's individual performance and contribution to our strategic goals relative to the performance goals described above for the first two quarters of the fiscal year. Based on the outcome of that review, the Compensation Committee determines whether and to what extent the Named Executive Officer is entitled to receive up to 50% of his or her targeted annual cash bonus amount. The Compensation Committee cannot award any Named Executive Officer more than 50% of his or her targeted annual bonus amount at that time. Once the amount of the initial portion of the annual award is determined, the Company pays that amount to the Named Executive Officer. In the first quarter of the fiscal year following the fiscal year in which the bonus is earned by the Named Executive Officer, the Compensation Committee reviews the performance of the Named Executive Officer during the third and fourth quarters of the prior fiscal year relative to the performance goals described above. Based on the outcome of that review, the Compensation Committee determines whether and to what extent the Named Executive Officer is entitled to receive a cash bonus of up to the amount of his or her targeted bonus amount remaining after the bonus payment made in the third quarter. The Compensation Committee cannot award a Named Executive Officer an aggregate annual cash bonus that exceeds the Named Executive Officer's targeted bonus amount for a fiscal year. Once the amount of this portion of the annual award is determined, the

Company pays that amount to the Named Executive Officer. The Compensation Committee cannot recoup from a Named Executive Officer the amount of any bonus paid in the first semi-annual installment if his or her performance declines in the second half of the fiscal year, but can award a Named Executive Officer a larger portion of the targeted cash bonus than is allocated to the second half of the year (provided that the aggregate annual cash bonus payout for the Named Executive Officer does not exceed 100% of the targeted cash bonus amount for that year).

        Other than Mr. Funk, who does not receive an annual cash bonus, and Mr. Beaudry, who received 100% of his targeted cash bonus, each of our Named Executive Officers received 70% of his targeted annual cash bonus amounts for fiscal 2007. The payment of 70% of targeted annual cash bonuses was due to lower than expected Company performance. The dollar amount of bonuses paid to Named Executive Officers other than Mr. Shamber and Mr. Beaudry decreased from fiscal 2006 to fiscal 2007 as a result of lower than expected Company performance. Mr. Shamber's bonus increased for fiscal 2007 from that paid for fiscal 2006 as a result of 2007 being his first full fiscal year serving as our Chief Financial Officer. Mr. Beaudry's bonus increased for fiscal 2007 from that paid for fiscal 2006 as a result of 2007 being his first full fiscal year serving as our President of the Eastern Region, as well as better than expected performance within that division.

Long-term Incentive Program

        We believe that long-term Company performance is aided by a culture that encourages superior performance by our Named Executive Officers, and that equity awards encourage and appropriately reward such superior performance. We have established our equity award plans in order to provide our Named Executive Officers with incentives to further align their interests with the interests of the stockholders.

        Stock options and shares of restricted stock are granted annually in December to our executive officers, including our Named Executive Officers, and generally vest in equal amounts over four years. Stock options are granted at an option price equal to the fair market value of our common stock on the date of grant and will only have value if our common stock price increases. The Compensation Committee reviews and approves stock option and restricted stock awards to our Named Executive Officers based upon consideration of competitive compensation data, its assessment of individual performance, a review of each Named Executive Officer's long-term incentives, equity compensation as a percentage of total compensation, retention considerations, the executive's position within the Company and certain other relevant considerations, including the historical performance of the executive. With respect to the executive's position within the Company, we assign guideline ranges of equity award levels to particular positions within the Company. The Compensation Committee may disregard these guideline ranges upon a determination that the other factors listed above should result in an equity award that exceeds or is less than the specified range for a Named Executive Officer's position within the Company, although it has never done so. The Compensation Committee also considers equity compensation as a percentage of total compensation in determining the amount of equity awards.

        We also have a policy that requires our executive officers, including our Named Executive Officers, and senior officers to hold shares of stock in the Company in an amount that is determined in accordance with the same formula described above under "Non-Employee Director Compensation—Stock Ownership Requirement," except that each Named Executive Officer's minimum share ownership level is based on equity grants made to such Named Executive Officer. The executive officers must maintain the minimum share holdings for as long as they are employed by the Company. Executive officers, including Named Executive Officers, who served as executive officers in or prior to fiscal 2004, when this requirement was instituted, were required to attain this level of stock ownership within three years. Executive officers, including Named Executive Officers, who were hired after fiscal 2004 are required to attain this level of stock ownership within five years following their appointment as an executive officer.

        For fiscal 2007, we granted our Named Executive Officers stock options and shares of restricted stock that, in the aggregate, covered the same number of shares of our common stock that were covered by equity grants in fiscal 2006. Year-over-year, the value of these awards to the Named Executive Officers and the compensation expense incurred by us increased due to increases in our common stock price and, with respect to the compensation expense incurred by us, other assumptions used within the Black-Scholes model used for option pricing.

Other Compensation

        Our Named Executive Officers are eligible for the same level and offering of benefits that we make available to other employees, including our ESOP, 401(k) plan, health care plan, life insurance plans, and other welfare benefit programs. In addition to the standard benefits offered to all employees, our Named Executive Officers are eligible to participate in the Deferral Plans. For a description of the Deferral Plans, see "Nonqualified Deferred Compensation" below.

        The Company does not have any defined benefit pension or retirement plans.

Perquisites and Other Benefits

        The Company provides Named Executive Officers with perquisites and other benefits that we believe are reasonable and consistent with our overall executive compensation program. The costs of these benefits constitute only a small portion of each Named Executive Officer's total compensation and include Company contributions to the Company's defined contribution benefit plan, automobile allowances and payment of fees for relocation. The Company offers perquisites and other benefits that we believe to be competitive with benefits offered by companies with whom we compete for talent for purposes of recruitment and retention.

Employment Agreements

        We are not a party to any currently effective employment agreement with any of our Named Executive Officers. We believe that employment agreements are not currently necessary in order to attract and retain talented personnel. However, due to the ever-changing marketplace in which we compete for talent, this practice is regularly reviewed by the Compensation Committee to help ensure that we remain competitive in our industry. We may enter into employment agreements with executive officers in the future if the Compensation Committee determines that such arrangements are in our best interest at that time.

Severance Agreements

        We have entered into severance agreements with Richard Antonelli, Daniel A. Atwood and Michael Beaudry. The severance agreements require us to pay to the executive his base salary in effect as of the termination date of the executive's employment with us and provide certain medical benefits for a period of one year following either the termination of the executive officer for a reason other than cause, death or disability, or a resignation by the executive officer for good reason. In addition, in the event of either a termination of the executive officer for a reason other than cause, death or disability or a resignation by the executive officer for good reason within one year of a change in control (as such term is defined in the agreement), the executive officer shall be entitled to the severance payments and medical benefits provided in the previous sentence, acceleration and full vesting of all unvested stock options and restricted stock grants made to the executive officer, and the full vesting of the executive officer's account under our ESOP. In addition, the severance agreements include confidentiality, non-competition and intellectual property assignment provisions.

        Participants in our Deferral Plans who terminate their employment with us due to retirement disability or death will be paid their Deferral Plan balances in a lump sum or in installments over a pre-determined period of time. Participants who terminate their employment with us for any other reason will receive payment of their Deferral Plan balances in the form of a lump sum, to be paid not later than sixty days after either (a) the six-month anniversary of the date on which the participant's employment with us terminates, if the participant is a "key employee" under the Deferral Plans or (b) the date on which the participant's employment with us terminates, for all other participants.

CEO Compensation

        Mr. Funk was hired as President and Chief Executive Officer in October 2005. Mr. Funk's base compensation was set at $700,000 for fiscal 2006, which was consistent with compensation for our previous Chief Executive Officer and was maintained at that level for fiscal 2007. This base salary was set based on comparative data from the survey performed by Pearl Meyer and Partners in 2004 and described under "Base Salary," above. Mr. Funk declined a pay increase for fiscal 2007 and does not receive a cash bonus. In addition, Mr. Funk did not receive a bonus for the fiscal year ended July 28, 2007 in the form of restricted stock, as he did for the fiscal year ended July 29, 2006, as a result of Mr. Funk's preference not to receive such a bonus and the Compensation Committee's determination that the Company did not perform as well as expected in fiscal 2007. Mr. Funk does not have an employment agreement with the Company.

Timing of Equity Grants

        Annual equity awards are granted on the date of the Annual Meeting of Stockholders upon approval by the Board of Directors. Non-employee directors, executive officers, including our Named Executive Officers, and key management employees may also receive discretionary equity grants on their respective dates of appointment, hire or promotion. We did not have a program during fiscal 2007 to select option grant dates for our non-employee directors, executive officers and key management employees in coordination with the release of material non-public information. None of management, the Board of Directors, or the Compensation Committee have in the past or plan in the future to time the release of material non-public information for the purpose of affecting the value and amount of equity incentive awards.

Potential Impact on Compensation from Executive Misconduct

        If the Board determines that a Named Executive Officer has engaged in fraudulent or intentional misconduct, the Board will take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the Company's financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the Named Executive Officer that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Report of the Compensation Committee

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company's Annual Report on Form 10-K for the year ended July 28, 2007.

Gordon D. Barker, Chair Gail A. Graham James P. Heffernan Peter Roy Thomas B. Simone

The foregoing Report of the Compensation Committee shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, as amended, or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, regardless of any general incorporation language in such filing.

        The Compensation Committee annually reviews and adjusts our Named Executive Officers' total compensation, in keeping with the overall objectives, pay philosophy and relative position with comparable companies discussed under "Compensation Discussion and Analysis." For fiscal 2007, cash compensation as a percentage of total compensation shown in the Summary Compensation Table, was approximately 58% for Mr. Funk; 63% for Mr. Shamber; 66% for Mr. Antonelli; 62% for Mr. Atwood and 69% for Mr. Beaudry.

Summary Compensation Table

        The following table sets forth for each of the Named Executive Officers: (i) the dollar value of base salary and bonus earned during the fiscal year ended July 28, 2007; (ii) the aggregate compensation expense recorded by the Company during fiscal 2007 related to all restricted stock and stock option awards; (iii) the change in pension value and non-qualified deferred compensation earnings during the year; (iv) all other compensation for the year; and (v) the dollar value of total compensation for the year.

Name and Principal Position	Year	Salary(2)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Nonqualified Deferred Compensation Earnings(5)	All Other Compensation		Total

Michael S. Funk Chief Executive Officer and President	2007	$700,000	$—	$371,391	$124,903	$—	$9,100		$1,205,393

Mark E. Shamber(1) Vice President, Chief Financial Officer and Treasurer	2007	241,606	78,750	93,955	86,870	1,251	8,641		$511,072

Richard Antonelli Executive Vice President, Chief Operating Officer and President of United Distribution	2007	388,462	157,500	103,002	155,676	48	22,621	(4)	827,308

Daniel V. Atwood Executive Vice President, Chief Marketing Officer, President of United Natural Brands and Secretary	2007	273,654	96,250	103,002	109,576	13	15,400	(4)	597,895

Michael Beaudry President of Eastern Region	2007	266,346	132,500	88,291	80,932	—	8,865		576,934

(1)
Mr. Shamber became Vice President, Chief Financial Officer, and Treasurer of the Company on October 4, 2006. Mr. Shamber previously served as Chief Accounting Officer and Acting Chief Financial Officer and Treasurer from January 2006 until October 4, 2006.

(2)
Reflects compensation earned by the Named Executive Officers. See the Nonqualified Deferred Compensation Table.

(3)
Represents the current year unaudited compensation expense for all share-based payment awards based on estimated fair values, computed in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123R"), excluding any impact of assumed forfeiture rates. Refer to footnote 3 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended July 28, 2007 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. Dividends will not be paid on the restricted stock. There were no forfeitures by any of the Named Executive Officers in the year presented.

(4)
Represents the Company's contributions to a 401(k) account and an automobile allowance.

(5)
Amounts reported in the "Nonqualified Deferred Compensation Earnings" represent earnings on deferred compensation that exceed 120% of the federal applicable long-term rate. These amounts as well as all other earnings on deferred compensation of the Named Executive Officers in fiscal 2007 are included in the "All Earnings in Last Fiscal Year" column of the Nonqualified Deferred Compensation table.

Grants of Plan-Based Awards in 2007

        The following table provides information about equity awards granted to the Named Executive Officers during the fiscal year ended July 28, 2007. We did not grant any stock appreciation rights to Named Executive Officers during the fiscal year ended July 28, 2007. Grants of restricted stock were made under the 2004 Equity Incentive Plan. Grants of stock options were made under the 2002 Stock Incentive Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Numbers of Securities Underlying Options(2)	Exercise or Base Price of Option Awards(3)	Grant Date Fair Value of Stock and Option Awards(4)

Michael S. Funk	7/31/2006 12/7/2006 12/7/2006	15,000 18,000	15,000	$36.60	$ $ $	452,100 158,700 658,800

Mark E. Shamber	12/7/2006 12/7/2006	7,200	6,000	$36.60	$ $	63,480 263,520

Richard Antonelli	12/7/2006 12/7/2006	8,400	7,000	$36.60	$ $	74,060 307,440

Daniel V. Atwood	12/7/2006 12/7/2006	8,400	7,000	$36.60	$ $	74,060 307,440

Michael Beaudry	12/7/2006 12/7/2006	7,200	6,000	$36.60	$ $	63,480 263,520

(1)
This column shows the number of restricted stock awards granted in fiscal 2007 to the Named Executive Officers. All of the grants made on December 7, 2006 vest in four equal annual installments beginning one year after the grant date. One-third of the July 31, 2006 grant vested immediately with the remaining two-thirds vesting in two equal annual installments beginning one year after the grant date.

(2)
This column shows the number of stock options granted in fiscal 2007 to the Named Executive Officers. These options vest and become exercisable ratably in four equal annual installments beginning one year after the grant date.

(3)
This column shows the exercise price of stock option awards, which was the closing price of the Company's common stock on the grant date.

(4)
This column shows the full grant date fair value of restricted stock awards and stock options under SFAS 123(R) granted to the Named Executive Officers in fiscal 2007. Generally, the grant date fair value is the amount that the Company would record as compensation expense in its financial statements over the award's vesting schedule, excluding the impact of forfeiture assumptions.

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table summarizes information with respect to current holdings of stock options and stock awards by the Named Executive Officers as of July 28, 2007. This table includes unexercised and unvested option awards and unvested stock awards. Each equity grant is shown separately for each Named Executive Officer. The market value of the stock awards is based on the closing market price of our common stock as of July 27, 2007, which was $27.32.

		Option Awards					Stock Awards

Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Option Exercise Price($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested

Michael S. Funk	12/3/2002 12/3/2003 12/1/2004 12/8/2005 7/31/2006 12/7/2006	30,000 15,000 13,300 3,750 —	— 5,000 — 11,250 15,000	$ $ $ $ $	12.55 18.66 28.14 25.37 36.60	12/3/2012 12/3/2013 12/1/2014 12/8/2015 12/7/2016	13,500 10,000 18,000	$ $ $	368,820 273,200 491,760

Mark E. Shamber	6/23/2003 12/3/2003 12/1/2004 12/8/2005 1/27/2006 12/7/2006	3,750 — 5,000 750 750 —	— 3,750 — 2,250 2,250 6,000	$ $ $ $ $ $	13.73 18.66 28.14 25.37 31.67 36.60	6/23/2013 12/3/2013 12/1/2014 12/8/2015 1/27/2016 12/7/2016	2,700 2,700 7,200	$ $ $	73,764 73,764 196,704

Richard Antonelli	12/3/2003 12/1/2004 12/8/2005 12/7/2006	— 30,000 — —	12,500 — 5,250 7,000	$ $ $ $	18.66 28.14 25.37 36.60	12/3/2013 12/1/2014 12/8/2015 12/7/2016	6,300 8,400	$ $	172,116 229,488

Daniel V. Atwood	12/3/2002 12/3/2003 12/1/2004 12/8/2005 12/7/2006	30,000 30,000 35,000 1,750 —	— 10,000 — 5,250 7,000	$ $ $ $ $	12.55 18.66 28.14 25.37 36.60	12/3/2012 12/3/2013 12/1/2014 12/8/2015 12/7/2016	6,300 8,400	$ $	172,116 229,488

Michael Beaudry	8/1/2003 12/3/2003 12/1/2004 12/8/2005 12/7/2006	— — 10,000 — —	1,250 5,000 — 4,500 6,000	$ $ $ $ $	14.35 18.66 28.14 25.37 36.60	8/1/2013 12/3/2013 12/1/2014 12/8/2015 12/7/2016	5,400 7,200	$ $	147,528 196,704

(1)
One-third of Mr. Funk's grant on July 31, 2006 vested immediately and the remaining two-thirds vest in equal annual installments over a two-year period from the date of grant. Grants made on December 1, 2004 vested immediately. All other awards included in the table above vest in 25% annual increments over four years beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested

        The following table summarizes information for the Named Executive Officers concerning (1) stock option exercises during fiscal 2007, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Michael S. Funk	37,500	$924,549	9,500	$314,770
Mark E. Shamber	16,250	$259,054	1,800	$63,252	(1)
Richard Antonelli	51,750	$819,273	2,100	$76,545
Daniel V. Atwood	52,000	$1,125,921	2,100	$76,566
Michael Beaudry	16,500	$261,355	1,800	$65,430

(1)
Mr. Shamber has elected to defer 25% of his December 8, 2005 and January 27, 2006 stock awards. One-quarter of each of these grants vested during fiscal 2007. For each portion of these stock awards that vests, 25% of the shares vested are allocated to Mr. Shamber's balance in the Deferred Stock Plan. See the Nonqualified Deferred Compensation Table.

Nonqualified Deferred Compensation

        Our executive officers and directors are eligible to participate in the United Natural Foods Deferred Compensation Plan and the United Natural Foods Deferred Stock Plan.

        The Deferral Plans were established to provide participants with the opportunity to defer the receipt of all or a portion of their compensation, including restricted stock grants and gains on stock options. The purpose of the Deferral Plans is to allow executives and non-employee directors to defer compensation in amounts greater than the amount permitted to be deferred under our 401(k) plan to a non-qualified retirement plan. We believe that this is an appropriate benefit because it generally places our executives and non-employee directors in the same position as other employees who are not affected by Internal Revenue Code limits placed on plans such as our 401(k) plan. Under the Deferral Plans, only the payment of the compensation earned by each such participant is deferred and there is no deferral of the expense in our financial statements related to the participants' earnings; the Company records the related compensation expense in the year in which the compensation is earned by the participants.

        Under the Deferred Compensation Plan, participants may elect to defer a minimum $1,000 and a maximum of 90% of base salary or 100% of bonuses and commissions earned by the participants for the fiscal year. Under the Deferred Stock Plan, participants may elect to defer between 0% and 100% of restricted stock award compensation and gains on stock option award compensation earned in a fiscal year. For the first five months of fiscal 2007, deferrals under the Deferred Compensation Plan earned interest at the overnight national five-year certificate of deposit rate, as reported by bankrate.com (as captured on the first and last business date of each quarter and averaged) plus 3%. As of January 1, 2007, participants were given the ability to choose among 10 different mutual funds within this plan. This change was made in order to provide participants with investment options similar to those offered through the Company's 401(k) plan. Deferrals under the Deferred Stock Plan are credited or debited by amounts determined based on the performance of the Stock Fund.

        The following table summarizes information regarding the non-qualified deferred compensation of the Named Executive Officers in fiscal 2007, including deferrals of bonuses, salaries, commissions, restricted stock award compensation and gains on stock option award compensation earned.

Name	Executive Contibutions in Last Fiscal Year ($)(1)	Registrant Contibutions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End
Michael S. Funk	$—	$—	$—		$—	$—
Mark E. Shamber	$24,985	$—	$559	(2)	$—	$25,543
Richard Antonelli	$—	$—	$7,071		$—	$117,176
Daniel V. Atwood	$—	$—	$1,857		$—	$30,780
Michael Beaudry	$—	$—	$—		$—	$—

(1)
Amounts reported in the contributions column include $17,375 of deferrals under the Deferred Compensation Plan and $7,610 of deferrals under the Deferred Stock Plan. Amounts reported in the contributions column related to the Deferred Compensation Plan are reported as compensation in the Salary and Stock Awards columns of the Summary Compensation Table. The deferrals under the Deferred Stock Plan relate to $7,118 of expense included in the Stock Awards column in the Summary Compensation Table.

(2)
Includes earnings of $2,021 under the Deferred Compensation Plan and $1,463 of losses under the Deferred Stock Plan.

Potential Payments Upon Termination or Change-in-Control

        The information below describes and quantifies certain compensation that would become payable to certain of our Named Executive Officers under existing plans and arrangements if the Named Executive Officer's employment had terminated on July 28, 2007, given the Named Executive Officer's compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the Company's stock price.

        If one of the Named Executive Officers were to die or become disabled, any unexercisable stock options would be cancelled and any nonvested shares of restricted stock would be forfeited.

        None of our executive officers have an employment agreement. However, as discussed under "Compensation Discussion and Analysis," we have entered into severance agreements with certain executive officers, including Messrs. Antonelli, Atwood and Beaudry. The severance agreements require us to pay to the executive his or her base salary in effect at the termination of his or her employment with us and provide certain medical benefits for a period of one year following date of termination of the executive officer for a reason other than cause, death or disability or a resignation by the executive officer for "good reason" (as each such term is defined in the agreement). In addition, in the event of either a termination of the executive officer for a reason other than cause, death or disability or a resignation by the executive officer for good reason within one year of a "change in control" (as such term is defined in the agreement), the executive officer will be entitled to the severance payments and medical benefits provided in the previous sentence, the acceleration and full vesting of all unvested stock options and restricted stock grants made to the executive officer, and the full vesting of the executive officer's account under our ESOP. In addition, the severance agreements include confidentiality, non-competition and intellectual property assignment provisions.

        The following table describes the potential payments as of July 28, 2007 upon termination for Messrs. Antonelli, Atwood and Beaudry. Mr. Shamber would have received payment of his deferred compensation balance of $25,543 if his employment had terminated on July 28, 2007.

Payments Upon Termination	Termination Without Cause or Employee Resignation for Good Reason	Termination Without Cause or Employee Resignation for Good Reason and Change in Control(1)	Termination With Cause, Death or Disability, or Resignation for Other Than Good Reason
Mr. Antonelli
Base Salary	$388,462	$388,462	$—
Equity Awards	—	520,154	—
Deferred Compensation	117,176	117,176	117,176
Total	505,638	1,025,792	117,176
Mr. Atwood
Base Salary	$273,654	$273,654	$—
Equity Awards	—	498,492	—
Deferred Compensation	30,780	30,780	30,780
Total	304,434	802,925	30,780
Mr. Beaudry
Base Salary	$266,346	$266,346	$—
Equity Awards	—	412,545	—
Deferred Compensation	—	—	—
Total	266,346	678,891	—

(1)
The amounts reported related to equity awards reflect the intrinsic value of each stock option or share of restricted stock outstanding on July 28, 2007 and which vests on an accelerated basis in connection with the Change in Control. These amounts are calculated by multiplying (i) the aggregate number of equity awards which vest on such an accelerated basis by (ii) the amount by which $27.32 (the closing selling price of our common stock on July 28, 2007) exceeds any exercise price payable per vested share.

Equity Compensation Plan Information

        Vesting requirements for equity compensation awards made under the 2004 Equity Incentive Plan, 2002 Stock Incentive Plan and Amended and Restated 1996 Stock Option Plan are at the discretion of our Board of Directors and are typically four years with graded vesting for employees and two years with graded vesting for non-employee directors. The maximum term of all incentive stock options granted under the Amended and Restated 1996 Stock Option Plan and the 2002 Stock Incentive Plan, and non-statutory stock options granted under the 2002 Stock Incentive Plan, is ten years from the date of grant. The maximum term for non-statutory stock options granted under the Amended and Restated 1996 Stock Option Plan is determined at the discretion of the Board of Directors; however, all grants to date have had a term of ten years. The Company has a policy of issuing new shares of common stock to satisfy stock option exercises; shares that were covered by forfeited awards are returned to the pool of shares available for granting within that plan.

2004 Equity Incentive Plan

        The 2004 Equity Incentive Plan was originally adopted by the Board of Directors in October 2004 and approved by stockholders in December 2004. Under the 2004 Equity Incentive Plan, 1,000,000 shares of common stock were authorized for issuance. As of July 28, 2007, 294,406 shares of restricted common stock, net of any forfeitures, have been granted, with 705,594 shares available for future awards.

2002 Stock Incentive Plan

        The 2002 Stock Incentive Plan was originally adopted by the Board of Directors in October 2002 and approved by stockholders in December 2002. Under the 2002 Stock Incentive Plan, 2,800,000 shares of common stock were authorized for issuance. As of July 28, 2007, options for the purchase of 2,418,896 shares of common stock, net of any forfeitures, have been granted, with 381,104 shares available for future awards.

Amended and Restated 1996 Stock Option Plan

        The 1996 Stock Option Plan was originally adopted by the Board of Directors and approved by stockholders in July 1996. An Amended and Restated 1996 Option Plan was approved by the stockholders of the Company in October 1996. Additional amendments to the Amended and Restated 1996 Stock Option Plan were approved by stockholders in December 1998 and December 2000. The Amended and Restated 1996 Stock Option Plan has no shares available for grant as it terminated in fiscal 2007.

Employee Stock Ownership Plan

        The ESOP was adopted by the Board of Directors and approved by stockholders in November 1988. This plan enabled us to acquire shares of our outstanding common stock for the benefit of eligible employees. We established the ESOT to hold the acquired shares of our common stock. As discussed under "Certain Relationships and Related Transactions," we originally acquired 4,400,000 shares of our outstanding common stock from certain stockholders in exchange for a promissory note, for which we guarantee payment. As this promissory note is repaid, the shares of common stock held by the ESOT are released in proportion to the amount of principal paid on the promissory note. These released shares are allocated among the accounts of eligible employees. The shares of common stock in an employee's account generally vest after five years of qualified employment or upon death or disability.

        As of July 28, 2007, approximately 3,103,000 shares of common stock have been allocated or released for allocation to employees. Allocations are projected to continue at the rate of 176,000 shares of common stock per year.

Equity Compensation Plan Table

        The following table provides certain information with respect to equity awards under the 2004 Equity Incentive Plan, the 2002 Stock Incentive Plan and the Amended and Restated 1996 Stock Option Plan as of July 28, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)
Plans approved by stockholders	1,351,441	$25.13	1,086,698
Plans not approved by stockholders	—	—	—
Total	1,351,441	$25.13	1,086,698

Compensation Committee Interlocks and Insider Participation

        The current members of our Compensation Committee are Ms. Graham and Messrs. Barker, Heffernan, Roy and Simone. All members of the Compensation Committee are independent and no member is an employee or former employee of the Company. During fiscal 2007, no member of the Compensation Committee had any relationship requiring disclosure under "Certain Relationships and Related Party Transactions" below. None of our executive officers served during fiscal 2007 as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee. None of our executive officers served during fiscal 2007 as a director of any other entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

        We review all relationships and transactions in which the Company and our directors, nominees for director, executive officers, greater than 5% beneficial owners or any of their immediate family members are participants (or any entity in which they have an interest is a participant), in order to determine whether such persons have a direct or indirect material interest in the relationships or transactions. The Company's corporate finance department, in conjunction with outside legal counsel, is primarily responsible for the development and implementation of processes and controls to obtain information from these "related persons" regarding such transactions and relationships and for determining, based on the facts and circumstances and SEC regulations, whether the Company or a related person has a direct or indirect material interest in the transaction. The Nominating and Governance Committee also reviews this information. Our policies and procedures for the review, approval or ratification of transactions that are required by SEC rules to be reported under "Transactions with Related Persons" are not in writing, rather, they fall under the general responsibilities of our corporate finance department and Nominating and Governance Committee. As required under SEC regulations, transactions between us and any related person in which the amount involved exceeds $120,000 and a related person has a direct or indirect material interest are disclosed in the Company's proxy statement.

        Each of our executive officers, directors, nominees for director and greater than 5% beneficial owners is required to complete and deliver to us an annual questionnaire that includes, among other things, a request for information relating to any transactions in which both the executive officer, director, nominee, beneficial owner or any of their respective immediate family members, on the one hand, and the Company, on the other hand, participates, and in which the executive officer, director, nominee, beneficial owner or immediate family member, has a material interest. We review the responses to these questionnaires as part of our process for determining whether disclosure is required to be made under the SEC's related person disclosure rules.

Transactions with Related Persons

        In connection with the establishment of the ESOP in November 1988, certain stockholders, including Daniel V. Atwood, who is one of our executive officers, contributed an aggregate of 4,400,000 shares of our common stock to the ESOT in exchange for a note (the "ESOT Note") from the ESOT in the original amount of $4,080,000. We guarantee payment by the ESOT of the ESOT Note. The ESOT Note is payable in equal monthly installments of principal and interest from December 1988 to May 2015. Interest is charged on the ESOT Note at a rate of 10% per annum. The ESOT paid principal and interest of $16,320 and $13,050, respectively, to Mr. Atwood related to the ESOT note during fiscal 2007. The amount outstanding under the ESOT Note as of July 28, 2007 was $1,203,000, of which, the amount owed to Mr. Atwood was $120,300. The largest amount of indebtedness outstanding under the ESOT Note to Mr. Atwood during fiscal 2007 was $136,620.

        On February 12, 2007, the Company acquired certain assets of Affinity Foods, LLC, a California limited liability company, for $425,000. Michael S. Funk, our President and Chief Executive Officer, was a 51% owner of Affinity Foods, LLC, and as a result received 51% of the purchase price paid in the transaction (approximately $216,750).

Audit Committee Report

        The Audit Committee of the Board of Directors is comprised solely of independent directors, as defined by NASDAQ listing standards and Section 10A of the Exchange Act and SEC rules thereunder, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the Audit Committee's current charter is attached to this proxy statement as Appendix B. The Board has made a determination that the Audit Committee has at least one member, Mr. Cianciolo, the Chair of the Audit Committee, who qualifies as an "audit committee financial expert" within the meaning of SEC regulations, and that he has accounting and related financial management expertise in accordance with NASDAQ listing standards. All committee members are financially literate.

        The Audit Committee has prepared the following report on its activities with respect to the audited consolidated financial statements for the fiscal year ended July 28, 2007 (for purposes of this report, the "audited financial statements"). The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference in the specified filing.

        As part of its specific duties, the Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors; reviews the financial information issued to stockholders and others, including a discussion of the quality, not only the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of discussions in the financial statements; and monitors our systems of internal control and the audit process. Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Management also is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our own system of internal control. Our independent registered public accounting firm, KPMG LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

        The Audit Committee has met and held discussions with management and our independent registered public accounting firm. In our discussions, management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP, our independent registered public accounting firm. The Audit Committee meets with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        The Audit Committee held nine formal meetings in fiscal 2007. These meetings included quarterly pre-earnings release telephone conference calls. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        The Company's independent registered public accounting firm also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has considered and discussed with KPMG LLP the firm's independence and the compatibility of the non-audit services provided by the firm with its independence.

        Based on the Audit Committee's review of the audited financial statements and the review and discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended July 28, 2007, for filing with the SEC. The Board has approved this recommendation.

                      Joseph M. Cianciolo, Chair
                      Gordon D. Barker
                      Gail A. Graham
                      James P. Heffernan

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors, upon the recommendation of our Audit Committee, has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 2, 2008, subject to ratification by stockholders at the annual meeting. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of KPMG LLP, the Board of Directors will reconsider the matter.

        Representatives of KPMG LLP, which served as our independent registered public accounting firm for the fiscal year ended July 28, 2007, will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

        The Board of Directors believes that the ratification of the selection of KPMG LLP is in the best interests of United Natural Foods and its stockholders and recommends a vote FOR such ratification.

Fees Paid to KPMG LLP

        In addition to retaining KPMG LLP to audit our financial statements for the fiscal year ended July 28, 2007, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by KPMG LLP in connection with services rendered during the last two fiscal years.

Fee Category	Fiscal 2007	Fiscal 2006
Audit Fees	$993,143	$1,010,285
Audit-Related Fees	29,000	34,720
Tax Fees	0	0
All Other Fees	36,000	0

        Audit Fees consists of fees billed for professional services rendered in connection with the audit of our annual financial statements and for the review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Fees for audit services include fees related to KPMG LLP's assessment of internal control over financial reporting. Fees for audit services in fiscal 2006 also included fees related to the attestation of management's assessment of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

        Audit-Related Fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

        Tax Fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense and mergers and acquisitions.

        All Other Fees consists of fees for products and services other than the services reported above, including tax consulting related to a potential acquisition. In fiscal 2006, no services other than those discussed above were provided by KPMG LLP.

        The Audit Committee has considered whether the provision of the non-audit services described above by KPMG LLP is compatible with maintaining auditor independence and determined that KPMG LLP's provision of non-audit services did not compromise its independence as our independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        In accordance with its charter, the Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by KPMG LLP in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During the fiscal year ended July 28, 2007, all services provided by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock ("Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during the fiscal year ended July 28, 2007, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with, except that a Form 4 with respect to an option exercise to purchase the Company's common stock required to be filed by Michael Beaudry was inadvertently filed late.

Stockholder Proposals for the 2008 Annual Meeting of Stockholders

        Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2008 Annual Meeting of Stockholders must be submitted to our corporate secretary, Daniel V. Atwood, at 260 Lake Road, Dayville, Connecticut 06241, no later than the close of business on August 2, 2008. We strongly encourage stockholders interested in submitting a proposal to contact legal counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

        If a stockholder wishes to present a proposal before the 2008 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement, such stockholder must give written notice to our corporate secretary at the address noted above. Our corporate secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2008 Annual Meeting of Stockholders, provided that in the event that less than 70 days' notice or prior public disclosure of the date of the 2008 Annual Meeting of Stockholders is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The stockholder's submission must include certain specified information concerning the proposal and the stockholder, including such stockholder's ownership of our common stock. As we will not entertain any proposals at the annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal.

        THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING IN PERSON OR BY MEANS OF THE WEBCAST. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSES WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                      By Order of the Board of Directors,

                      Thomas B. Simone,
                       Chair of the Board

November 1, 2007

Appendix A

UNITED NATURAL FOODS, INC.

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE

        This document sets forth the Charter of the Nominating and Governance Committee (the "Committee") of the Board of Directors (the "Board") of United Natural Foods, Inc. (the "Company").

Purpose

        The purpose of the Committee is:

  •
  to develop and recommend to the Board for adoption, and thereafter periodically review, corporate governance principles applicable to the Company ("Corporate Governance Guidelines");

  •
  to identify individuals qualified to become Board members and to recommend to the Board candidates for election as directors at the annual meeting of stockholders;

  •
  to assess and make recommendations to the Board regarding the size and composition of the Board and the size, composition, scope of authority, responsibilities, and reporting obligations of each committee of the Board;

  •
  to assist the Board in the review of the performance of the Board, the committees of the Board, and individual members of the Board, and to make recommendations to the Board to improve such performance; and

  •
  to review and make recommendations to the Board regarding the Company's Stockholder Rights Plan.

Committee Membership

        The Committee shall consist of no fewer than three members, each of whom shall meet the independence requirements of The Nasdaq Stock Market ("Nasdaq") and such other independence requirements, if any, as may be established by the Company's Corporate Governance Guidelines. Members of the Committee shall be appointed annually by the Board. The Committee shall elect a Chair of the Committee, who may be the incumbent Chair or another member of the Committee and will serve for a three year term. The election of the Chair will occur following the Company's Annual Meeting in the year the Chair's term expires or as necessary to fill an open seat. Each appointed Committee member may be removed by the Board of Directors (the "Board") at any time.

Committee Authority and Responsibilities

        1.     The Committee shall, from time to time, as the Committee deems appropriate, but no less frequently than annually, review and assess the adequacy of the Company's Corporate Governance Guidelines and recommend to the Board for approval any changes that the Committee considers appropriate. To fulfill this responsibility, the Committee shall endeavor to remain informed on corporate governance practices generally, including emerging trends among comparable companies.

        2.     At least annually, the Committee (i) shall evaluate the size and composition of the Board in light of the operating requirements of the Company and existing corporate governance trends, including consideration of appropriate areas of expertise to be represented on the Board, and (ii) shall report its findings and any recommendations to the Board.

        3.     The Committee shall develop and recommend for approval by the Board written eligibility guidelines for directors that are designed to ensure compliance with all applicable legal requirements and the Nasdaq listing requirements. The Committee shall review the eligibility guidelines from time to time as requested by the Board or as the Committee deems necessary or appropriate.

        4.     The Committee shall identify, evaluate, and recommend to the Board for nomination candidates for election as directors at the Annual Meeting of Stockholders or by appointment by the Board, including consideration of prospective candidates proposed for consideration by management or by any stockholder.

        5.     If, during the course of a year, a vacancy occurs, or if the Committee becomes aware of a pending vacancy, and the Board determines that the vacancy shall be filled by Board, the Committee shall recommend to the Board a qualified individual for appointment by the Board to serve as a director until the next Annual Meeting of Stockholders at which the class of directors of which such new director is a member stand for election.

        6.     In performing its responsibilities under paragraphs 4 and 5 above, the Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms.

        7.     At least annually, the Committee shall (i) evaluate the size, composition, membership qualifications, scope of authority, responsibilities, and reporting obligations of each committee of the Board and (ii) shall report its findings and any recommendations to the Board.

        8.     The Committee shall consider, adopt and oversee all processes for evaluating the performance of the Board, the Chair of the Board, each Committee and individual directors.

        9.     The Committee shall consider, adopt and oversee director orientation and continuing education programs.

        10.   The Committee shall (i) evaluate each shareholder proposal submitted for inclusion in the Company's proxy materials to determine whether the proposal is eligible for inclusion based on compliance with substantive and procedural requirements of the Company's Bylaws, Delaware corporate law, and the Securities and Exchange Commission proxy rules and (ii) shall recommend to the Board whether the Company shall support or oppose the proposal.

        11.   The Committee shall review annually the service of Board members on the board of directors of any other public company.

        12.   The Committee shall review the Directors and Officers questionnaires prepared annually by the Company's directors and officers.

        13.   The Chair of the Committee shall convene regular meetings of the independent directors of the Company, no less often than once per quarter, usually in conjunction with the regular Board Meetings.

        14.   At least annually, the Committee shall review the Company's Code of Conduct, Corporate Policies Manual, Conflict of Interests Policy/Questionnaire, Confidentiality of Information Policy, Social and Environmental Practices Policy and the reports of the CEO and executive officers responsible for these matters, including a summary of all related party transactions and any conflicts of interest identified. The Committee shall have the sole power to grant any waivers from these policies or practices.

        15.   In carrying out its duties and responsibilities under this Charter, the Committee shall have authority to obtain the advice and assistance of internal or external legal, accounting and other advisors.

        16.   The Committee shall review and assess this Charter annually and recommend any proposed changes to the Board.

Lead Director

        The Board considers it to be useful and appropriate to designate an independent director to serve in a lead capacity to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine from time to time. The Chair of the Committee or such other independent director designated by the Board who is a member of the Committee shall serve as the Lead Independent Director. The specific responsibilities of the Lead Independent Director when acting as such shall be as follows:

  •
  Advise the Chair of the Board as to an appropriate schedule of meetings of the Board, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with on-going corporate operations;

  •
  Assist the Chair of the Board in the preparation of the agendas for the Board meetings;

  •
  Advise the Chair of the Board as to the quality, quantity and timeliness of the information submitted by the Company's management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

  •
  Recommend to the Chair of the Board the retention of advisers and consultants who report directly to the Board;

  •
  Assist the Board and the officers of the Corporation in better ensuring compliance with and implementation of the Corporate Governance Guidelines;

  •
  Develop the agendas for and serve as Chair of the executive sessions of the Board's independent directors;

  •
  Serve as principal liaison between the independent directors and the Chair of the Board on sensitive issues; and

  •
  Recommend to the Chair of the Board the membership of the various committees of the Board of Directors, as well as the selection of chairs of such committees (other than with respect to the Committee).

Meetings and Minutes

        The Committee shall hold meetings, in person or by telephone, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter. Special meetings of the Committee may be called by the Chair of the Board or the President of the Company or by the Chair of the Committee, with notice of any such special meeting to be given in accordance with the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee.

        The Committee also may act by unanimous written consent in accordance with the terms of the Company's Bylaws.

        Minutes of each Committee meeting and records of all other Committee actions shall be prepared by the Secretary of the Company or, if the Secretary is not present at the meeting, any person appointed by the Chair of the Committee, and shall be retained with the permanent records of the Company.

        The Committee shall report to the Board, no later than the next regular Board meeting, all decisions made and actions taken by the Committee.

Adoption and Amendment

        This Charter has been adopted by the Board, and may be amended at any time or from time to time, in whole or in part, solely by a resolution adopted by the Board.

Appendix B

UNITED NATURAL FOODS, INC.

AUDIT COMMITTEE CHARTER

I.     Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to represent and assist the Board in fulfilling its general oversight of the Company's accounting and financial reporting processes, audits of the financial statements and internal control and internal audit functions.

        The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

        Audit Committee members shall meet the requirements of the NASDAQ National Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have, or within a reasonable period of time after appointment to the Audit Committee shall have, a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

        Audit Committee members shall be appointed annually by the Board. The Committee shall elect a Chair of the Committee, who may be the incumbent Chair or another member of the Committee and will serve for a three year term. The election of the Chair will occur following the Company's Annual Meeting in the year the Chair's term expires or as necessary to fill an open seat. Each appointed Committee member may be removed by the Board of Directors (the "Board") at any time.

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.  Audit Committee Responsibilities and Duties

Review Procedures

        1.     Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

        2.     Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. The Audit Committee will recommend, if appropriate, to the Board whether the Company's audited financial statements should be included in the Annual Report on Form 10-K.

        3.     Review disclosures, if any, made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

        4.     In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

        5.     Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 (SAS 61) (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review. The Audit Committee will recommend, if appropriate, to the Board whether the Company's quarterly financial statements be included in the Quarterly Report on Form 10-Q.

Independent Auditors

        6.     The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

        7.     Pre-approve all audit services to be provided to the Company, whether provided by the principal auditor, or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor.

        8.     Approve the fees and other significant compensation to be paid to the independent auditors and annually review the fees paid to such independent auditors.

        9.     On an annual basis, the Committee should request from the independent auditors a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard Number 1 and review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

        10.   Review the independent auditors' audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

        11.   Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

        12.   Obtain and review a report from the independent auditor on (a) all critical accounting policies and practices used by the Company, (b) alternative treatments within accounting principles generally accepted in the United States of America, for policies and practices related to material items discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management.

Internal Audit Department and Legal Compliance

        13.   Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

        14.   Review the appointment, performance, and replacement of the senior internal audit executive.

        15.   Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

        16.   On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

        17.   Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

        18.   Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

        19.   Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

        20.   Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

        21.   Periodically perform self-assessment of audit committee performance.

        22.   Review financial and accounting personnel succession planning within the company.

        23.   Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

        24.   Establish procedures for the receipt, retention and confidential and anonymous treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing.

        25.   Review and discuss with management and the independent auditors any correspondence with regulators or governmental agencies which raise material issues regarding the Company's financial statements, system of internal controls or accounting policies and practices.

ANNUAL MEETING OF STOCKHOLDERS
of
UNITED NATURAL FOODS, INC.

10:00 A.M. (local time)

December 6, 2007

United Natural Foods, Inc. Western Region Headquarters
1101 Sunset Boulevard
Rocklin, California 95765

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

UNITED NATURAL FOODS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – December 6, 2007

The undersigned Stockholder(s), revoking any prior proxies, hereby appoint(s) Mark E. Shamber and Daniel V. Atwood, or each of them, with full power of substitution, as proxies for those signing on the reverse side to attend the Annual Meeting of Stockholders of United Natural Foods, Inc. to be held at the United Natural Foods, Inc. Western Region Headquarters located at 1101 Sunset Boulevard, Rocklin, California 95765, at 10:00 a.m. (local time) on December 6, 2007, and at any adjournments or postponements thereof, and there to vote and act as indicated upon all matters referred to below and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Please mark your votes like this ☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” THE PROPOSALS.

1. To elect the following Class II Directors for the ensuing three years:

Class II Nominees: Gordon D. Barker, Gail A. Graham and Thomas B. Simone

☐  FOR all nominees     ☐  WITHHELD from all nominees

FOR, except vote withheld from the following nominees:

2. To ratify the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for fiscal year 2008.

FOR ☐         AGAINST ☐         ABSTAIN ☐

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Stockholder sign here	Co-owner sign here	Date:

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

ANNUAL MEETING OF STOCKHOLDERS
of
UNITED NATURAL FOODS, INC.

10:00 A.M. (local time)

December 6, 2007

United Natural Foods, Inc. Western Region Headquarters
1101 Sunset Boulevard
Rocklin, California 95765

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

UNITED NATURAL FOODS, INC.
ANNUAL MEETING OF STOCKHOLDERS – December 6, 2007

The undersigned, a participant or beneficiary under the United Natural Foods, Inc. Employee Stock Ownership Plan, as amended and restated effective March 1, 2004 (the “ESOP”), who is entitled to direct the Trustee of the ESOP (the “Trustee”) as to how to vote the shares of Common Stock of United Natural Foods, Inc. (the “Company”) allocated to the account of the undersigned (the “ESOP Shares”) pursuant to Section 8.4 of the ESOP, does hereby direct the Trustee to vote such ESOP Shares as follows:

PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Please mark your votes like this ☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” THE PROPOSALS.

1. To elect the following Class II Directors for the ensuing three years:

Class II Nominees: Gordon D. Barker, Gail A. Graham and Thomas B. Simone

☐  FOR all nominees     ☐  WITHHELD from all nominees

FOR, except vote withheld from the following nominees:

2. To ratify the appointment of KPMG LLP as the Corporation’s independent public auditors for fiscal year 2008.

FOR   ☐          AGAINST   ☐          ABSTAIN   ☐

A vote FOR proposals 1 and 2 is recommended by the Board of Directors of United Natural Foods, Inc.

By directing the Trustee to vote the ESOP Shares, the undersigned is authorizing the Trustee to execute a proxy card appointing officers of the Company as proxies and authorizing the proxies, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Participant or Beneficiary sign here	Date:

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

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CORPORATE GOVERNANCE
PROPOSAL 1—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
OTHER MATTERS
  Appendix A
  Appendix B